As filed with the Securities and Exchange Commission on November 10, 2003	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

FIRST FEDERAL CAPITAL CORP
(Exact name of registrant as specified in its charter)

Wisconsin	6711	39-1651288
(State of Incorporation)	(Primary Standard Industrial	(I.R.S. Employer
	Classification Code Number)	Identification No.)

605 State Street
La Crosse, Wisconsin 54601
(608) 784-8000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Jack C. Rusch, President and Chief Executive Officer
First Federal Capital Corp
605 State Street
La Crosse, Wisconsin 54601
(608) 784-8000
(Name, address, including zip code, and telephone
number including area code, of agent for service)

Copy to:
W. Charles Jackson
Michael Best & Friedrich LLP
100 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
(414) 271-6560

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If the form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of each class of securities	Amount to be	maximum offering	maximum aggregate	Amount of
to be registration	registered(1)	price per unit(2)	offering price(2)	registration fee

Common Stock, $0.10 par value	2,596,475 shares	$22.53	$58,498,582	$4,732.54

(1)	This amount represents shares to be offered by the selling shareholders from time to time after the effective date of this registration statement at prevailing market prices at time of sale. Pursuant to Rule 416, this registration statement also covers such indeterminable additional shares as may become issuable as a result of any future stock splits, stock dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457 based upon the average of the high and low prices of the common stock as reported on the Nasdaq National Market System on November 4, 2003.

     The registrant hereby amends this registration statement on such date as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2003

PROSPECTUS

2,596,475 Shares of Common Stock

FIRST FEDERAL CAPITAL CORP
First Federal Capital Corp
605 State Street
La Crosse, Wisconsin 54601
(608) 784-8000

     Shares of common stock of First Federal Capital Corp are being offered by this prospectus. The shares may be sold from time to time by the shareholders identified on page 6 of this prospectus, which we refer to as the “shareholders.” We have agreed with the shareholders to register the shares at this time in order to facilitate their resale in the future. If any of the shares are sold by the shareholders, we will not receive any of the proceeds.

     Our common stock is quoted on the Nasdaq National Market under the symbol “FTFC.” The last sale price for the common stock on             , 2003, as reported on the Nasdaq National Market System, was $              per share.

     See “Risk Factors,” beginning on page 1, to read about certain factors you should consider before buying shares of the common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities offered hereby are not savings accounts, deposits or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other government agency.

The date of this prospectus is                , 2003.

ABOUT THIS PROSPECTUS
A WARNING ABOUT FORWARD-LOOKING INFORMATION
RISK FACTORS
ABOUT FIRST FEDERAL
USE OF PROCEEDS
THE SHAREHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
EX-4.1 Form of Registration Rights Agreement
EX-5.1 Opinion/Consent-Michael Best & Friedrich
EX-23.2 Consent of Ernst & Young LLP

About This Prospectus	i
A Warning About Forward-Looking Information	i
Risk Factors	1
About First Federal	4
Use of Proceeds	5
The Shareholders	5
Plan Of Distribution	7
Legal Matters	8
Experts	8
Where You Can Find More Information	9
Incorporation Of Certain Information By Reference	9

ABOUT THIS PROSPECTUS

     In this prospectus, “First Federal,” “us,” “we” and “our” refer to First Federal Capital Corp and its consolidated subsidiaries unless otherwise stated or the context otherwise requires. The terms “First Federal Capital Bank” and “Bank” refer to our banking subsidiary, First Federal Capital Bank.

     You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

     The shares offered by this prospectus have not been registered under the securities laws of any state or other jurisdiction as of the date of this prospectus. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. Brokers or dealers should confirm the existence of an exemption from registration or effectuate such registration in connection with any offer and sale of the shares.

     You should read this prospectus together with the additional information described under the heading “Where You Can Find More Information” on page 9 of this prospectus.

A WARNING ABOUT FORWARD-LOOKING INFORMATION

     We have made forward-looking statements in this document that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of our management and on information currently available to such management. Forward-looking statements include the information concerning possible or assumed future results of operations of First Federal and include statements preceded by, followed by, or that include the words “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. First Federal disclaims any obligation to update any such statements or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties, and assumptions. The future results and shareholder values of First Federal may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond First Federal’s ability to control or predict. Such factors include, among others, the following: general economic and business conditions in those areas in which First Federal operates; demographic changes; competition; fluctuations in interest rates; changes in business strategy or development plans; changes in governmental regulation; credit quality; the availability of capital to fund the expansion of First Federal’s business; and other risk factors referenced in this prospectus. The factors set forth under “Risk Factors” and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus. For those statements, First Federal claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

i

RISK FACTORS

     In addition to the other information contained in this prospectus, you should consider carefully the following risks before purchasing our common stock. If any of these risks occurs, our business, financial condition or operating results could be adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks related to our business:

     An economic slowdown in Wisconsin, southeastern Minnesota, and northern Illinois could hurt our business. Because we focus a significant portion of our business in Wisconsin, southeastern Minnesota and northern Illinois, an economic slowdown in our area could hurt our business. An economic slowdown could have the following consequences:

•	Loan delinquencies may increase;

•	Problem assets and foreclosures may increase;

•	Demand for the products and services of First Federal may decline;

•	Collateral for loans made by the Bank, especially real estate, may decline in value, in turn reducing customers’ borrowing power, and reducing the value of assets and collateral associated with existing loans of the Bank.

We are highly dependent on real estate and a downturn in the real estate market could hurt our business.

     A significant portion of our loan portfolio is dependent on real estate. At September 30, 2003, real estate served as the principal source of collateral with respect to approximately 80% of the Bank’s loan portfolio. A decline in current economic conditions or rising interest rates could have an adverse effect on the demand for new loans, the ability of borrowers to repay outstanding loans, the value of real estate and other collateral securing loans and the value of real estate owned by us, as well as our financial condition and results of operations in general and the market value of our common stock. Acts of nature, including earthquakes, floods and wildfires, which may cause uninsured damage and other loss of value to real estate that secures these loans, may also negatively impact our financial condition.

Failure to successfully execute our strategy could adversely affect our performance.

     Our financial performance and profitability depends on our ability to execute our corporate growth strategy. Continued growth, however, may present operating and other problems that could adversely affect our business, financial condition and results of operations. Accordingly, there can be no assurance that we will be able to execute our growth strategy or maintain the level of profitability that we have recently experienced.

Our business is subject to interest rate risk and changes in interest rates may adversely affect our performance and financial condition.

     Our earnings are impacted by changing interest rates. Changes in interest rates impact the demand for new loans, the credit profile of our borrowers, the rates received on loans and securities and rates paid on deposits and borrowings. The difference between the rates received on loans and securities and the rates paid on deposits and borrowings is known as interest rate spread. Given our current volume and mix of interest-bearing liabilities and interest-earning assets, we would expect our interest rate spread to increase if interest rates rise and, conversely, to decline if interest rates fall. Although we believe our current level of interest rate sensitivity is reasonable, significant fluctuations in interest rates may have an adverse effect on our business, financial condition and results of operations.

We are subject to government regulation that could limit or restrict our activities, which in turn could adversely impact our operations.

     The financial services industry is regulated extensively. Federal and state regulation is designed primarily to protect the deposit insurance funds and consumers, and not to benefit our shareholders. These regulations can sometimes impose significant limitations on our operations. In addition, these regulations are constantly evolving and may change significantly over time.

     New laws and regulations or changes in existing laws and regulations or repeal of existing laws and regulations may adversely impact our business. The impact on us and our financial performance of the recently enacted Sarbanes-Oxley Act of 2002 and various rule makings by the Securities and Exchange Commission and Nasdaq cannot presently be determined.

     Further, federal monetary policy, particularly as implemented through the Federal Reserve System, significantly affects economic conditions for us.

We face strong competition from financial service companies and other companies that offer banking services that could hurt our business.

     The financial services business in our market areas is highly competitive. It is becoming increasingly competitive due to changes in regulation, technological advances, and the accelerating pace of consolidation among financial services providers. We face competition both in attracting deposits and in making loans. We compete for loans principally through the interest rates and loan fees we charge and the efficiency and quality of services we provide. Increasing levels of competition in the banking and financial services businesses may reduce our market share or cause the prices we charge for our services to fall. Our results may differ in future periods depending upon the nature or level of competition.

If a significant number of borrowers, guarantors and related parties fail to perform as required by the terms of their loans, we will sustain losses.

     A significant source of risk arises from the possibility that losses will be sustained if a significant number of our borrowers, guarantors and related parties fail to perform in accordance with the terms of their loans. This risk increases when the economy is weak. We have adopted underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for credit losses, that management believes are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance and diversifying our credit portfolio. These policies and procedures, however, may not prevent unexpected losses that could materially adversely affect our results of operations.

We are exposed to risk of environmental liabilities with respect to properties to which we take title.

     In the course of our business, we may foreclose and take title to real estate, and could be subject to environmental liabilities with respect to these properties. We may be held liable to a governmental entity or to third persons for property damage, personal injury, investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. In addition, as the owner or former owner of a contaminated site, we may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

Our internal operations are subject to a number of risks.

     We are subject to certain operations risks, including, but not limited to, data processing system failures and errors, customer or employee fraud and catastrophic failures resulting from terrorist acts or natural disasters. We maintain a system of internal controls to mitigate against such occurrences and maintain insurance coverage for such risks that are insurable, but should such an event occur that is not prevented or detected by our internal controls, uninsured or in excess of applicable insurance limits, it could have a significant adverse impact on our business, financial condition or results of operations.

First Federal depends on cash dividends from the Bank to meet its cash obligations.

     As a holding company, dividends from the Bank provide a substantial portion of First Federal’s cash flow used to service First Federal’s other obligations. Various statutory provisions restrict the amount of dividends the Bank can pay to us without regulatory approval.

Only a limited market exists for our common stock that could lead to price volatility and losses for investors purchasing in this offering.

     Our common stock is designated for quotation on the Nasdaq National Market but our trading volume is modest. We cannot assure you that a more active trading market for our common stock will develop. The limited trading market for our common stock may cause fluctuations in the market value of our common stock to be exaggerated, leading to price volatility in excess of that which would occur in a more active trading of our common stock. In addition, even if a more active market in our common stock develops, we cannot assure you that such a market will continue or that you will be able to sell your shares at or above the price paid in this offering.

We have provisions in our certificate of incorporation and bylaws, as well as provisions of the Wisconsin Business Corporation Law applicable to us, that might deter a possible acquirer from pursuing an acquisition with us.

     We are a Wisconsin corporation subject to the Wisconsin Business Corporation Law, which contains several anti-takeover provisions. Our articles of incorporation also include anti-takeover provisions. These anti-takeover provisions may make us a less attractive target for a takeover bid or merger, potentially depriving shareholders of an opportunity to sell their shares of common stock at a premium over prevailing market prices as a result of a takeover bid or merger.

ABOUT FIRST FEDERAL

First Federal Capital Corp

     First Federal Capital Corp was incorporated under the laws of the State of Wisconsin in 1989. In that year, First Federal also became the savings and loan holding company for First Federal Capital Bank upon its conversion from mutual to stock form. First Federal currently owns all of the outstanding capital stock of the Bank, which is the principal asset of First Federal. First Federal’s principal office is located at 605 State Street, La Crosse, Wisconsin 54601, and its telephone number is (608) 784-8000.

First Federal Capital Bank

     The First Federal Capital Bank was founded in 1934 and is a federally chartered, federally insured, savings bank headquartered in La Crosse, Wisconsin. The Bank’s primary business is community banking, which includes attracting deposits from and making loans to the general public and private businesses, as well as governmental and non-profit entities. In addition to deposits, the Bank obtains funds through borrowings from the Federal Home Loan Bank of Chicago (“FHLB”), as well as through other sources such as securities sold under agreements to repurchase and purchases of federal funds. These funding sources are principally used to originate loans, including single-family residential loans, commercial real estate loans, business loans and lines of credit, consumer loans, and education loans. The Bank also purchases and/or participates in loans from third-party financial institutions and invests in mortgage-backed and related securities. The Bank is also an active seller of residential loans in the secondary market.

     The Bank’s primary market areas for conducting its activities consist of communities located in the southern two-thirds of Wisconsin, northern Illinois, and southeastern Minnesota. The Bank maintains 95 banking offices in its market areas. Twenty of these offices are located in the Madison metropolitan area, six in the La Crosse metropolitan area, six in the city of Eau Claire, four each in the Appleton and Wausau areas, three each in the Beloit, Hudson, Oshkosh, and Green Bay areas, and two each in the cities of Kenosha, Janesville, River Falls, and Neenah, Wisconsin. The Bank also maintains one banking facility in fifteen other cities located throughout its market area in Wisconsin. The Bank also has six offices in the Rockford, Illinois, area and ten offices in Minnesota, including five in Rochester and one in St. Paul. The Bank also operates a high school office located in Eau Claire. Finally, the Bank has three separate residential loan production offices, two of which are located in Appleton and one in Eau Claire, Wisconsin.

     The Bank is subject to regulation and examination by the Office of Thrift Supervision, its chartering authority and primary regulator, and by the Federal Deposit Insurance Corporation, which administers the Savings Association Insurance Fund, which insures the Bank’s deposits to the maximum extent permitted by law.

     The Bank’s principal executive offices are located at 605 State Street, La Crosse, Wisconsin, 54601, and its telephone number is (608) 784-8000. The Bank’s Internet site is www.firstfed.com.

USE OF PROCEEDS

     If a shareholder decides to sell all or a portion of his, her or its shares, the shareholder will receive all of the net proceeds from the sale. None of the proceeds will be available for our use or benefit.

THE SHAREHOLDERS

     The shareholders acquired the shares in a private placement of our common stock on October 10, 2003, which we refer to as the “private placement.” In the private placement, we paid cash and issued 2,596,475 shares of our common stock to the shareholders of Liberty Bancshares, Inc. in exchange of all of the issued and outstanding common stock of Liberty Bancshares. Pursuant to a written agreement with the shareholders, we granted registration rights covering the resale of their First Federal common stock. We are registering the shares on a Registration Statement on Form S-3, of which this prospectus forms a part. The shares are being registered to permit public secondary trading of the shares, and the shareholders may in their discretion offer the shares for resale from time to time; however, the shareholders each have agreed to limit their resales of the shares to 50% of the shares each shareholder received on October 10, 2003 until October 10, 2004.

     The following table lists the shareholders and sets forth certain information known to us as of October 10, 2003 regarding the beneficial ownership of common stock of each shareholder that acquired shares in the private placement. Several of these shareholders hold other shares of our common stock which are not included in this Registration Statement. We are unable to determine the exact number of shares that the shareholders will actually sell, if any.

	Shares Owned Prior to This Offering

Name of Shareholder	Number	Percentage(1)

Affolter II, James E.	59,306	*
Barnett, Bruce J.	249,577	1.1%
Barrett, Dennis P.(2)	71,921	*
Barrows, Leslie D.(3)	3,773	*
Profit Sharing Trust of Bonestroo, Rosene, Anderlik, and Associates, Inc.	214,357	1.0
Bonestroo, Otto G.(3)	530,704	2.4
Grotte, Harold C.(3)	447,678	2.0
Grotte, Jeffrey S.(3)	5,000	*
Grotte, Todd(3)	19,624	*
J&A Family Limited Partnership	107,452	*
Macke, Timothy J.(2)	144,238	*
Randall, William C.	280,990	1.3
Rosene, Barbara H.	43,588	*
Rosene, Joyce H.	90,809	*
Rosene, Marilyn J.	43,588	*
Rosene, Richard A.	43,588	*
Rosene, Robert W.(3)	103,423	*
Sognesand, Gerald K.	59,306	*
Thayer, Michelle G.(3)	33,965	*
Theis, Laurel M.	43,588	*

Total	2,596,475	11.6%

*	Less than 1%.

(1)	Based upon the number of our shares outstanding on October 31, 2003.

(2)	Shareholder is an employee of First Federal.

(3)	Includes shares held in an IRA.

PLAN OF DISTRIBUTION

     We are registering the shares on behalf of the shareholders. As used in this prospectus, “shareholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received from a shareholder as a gift, pledge, partnership distribution or other non-sale related transfer after the date of the prospectus. We will bear all costs, expenses, and fees in connection with the registration of the shares offered by this prospectus. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholders.

     Sales of shares may be effected by selling shareholders from time to time in one or more types of transactions (which may include block transactions):

•	on the Nasdaq National Market,

•	in the over-the-counter market,

•	in negotiated transactions,

•	through put or call options transactions relating to the shares,

•	through short sales of shares,

•	or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices.

     These transactions may or may not involve brokers or dealers. The shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the shareholders.

     Selling shareholders may effect transactions by selling shares directly to purchasers, or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of shares for whom the broker-dealers may act as agents, or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     Selling shareholders and any broker-dealers that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, as amended, (the “Securities Act”), and any commissions received by the broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify each selling shareholder against certain liabilities, including liabilities arising under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. Because selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

     Selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that Rule.

     If we are notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, according to Rule 424(b) under the Act, disclosing:

•	the name of each selling shareholder and of the participating broker-dealers(s),

•	the number of shares involved,

•	the price at which the shares were sold,

•	the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable,

•	that the broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

•	other facts material to the transaction.

     In addition, if we are notified by a selling shareholder that a donee, pledgee, transferee or other successor in interest intends to sell more than 500 shares, we will file a supplement to this prospectus.

LEGAL MATTERS

     The validity of the shares of First Federal Capital Corp common stock offered by this prospectus will be passed upon for First Federal Capital Corp by Michael Best & Friedrich LLP, Milwaukee, Wisconsin.

EXPERTS

     The consolidated financial statements of First Federal Capital Corp at December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, incorporated in this prospectus by reference from First Federal’s Annual Report on Form 10-K for the year ended December 31, 2002, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon, which is incorporated herein by reference, and are incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

     First Federal Capital Corp is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). Reports, proxy statements and other information filed by First Federal Capital Corp can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Commission also maintains an Internet worldwide web site at http://www.sec.gov at which reports, proxy and information statements and other information regarding First Federal Capital Corp are available; this information is also available through our web site at http://www.firstfed.com. Reports, proxy statements and other information concerning First Federal Capital Corp may be inspected at the offices of The Nasdaq Stock Market, 1735 K Street, Washington, D.C. 20006.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     First Federal hereby incorporates by reference into this prospectus the following documents:

     (a) Specifically,

          (1) First Federal’s Annual Report on Form 10-K for the year ended December 31, 2002,

          (2) First Federal’s (i) Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 2003, and (ii) Current Reports on Form 8-K filed on April 10, 2003, April 17, 2003, and July 7, 2003, and

          (3) The description of First Federal Common Stock and First Federal Series A Junior Participating Preferred Stock and Preferred Stock Purchase Rights set forth in First Federal’s Registration Statements on Form 8-A dated October 19, 1989 and January 27, 1995, respectively.

     (b) All documents filed by First Federal Capital Corp pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus and prior to the termination of the offering of the shares of First Federal common stock offered hereby.

     Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     This prospectus incorporates documents by reference that are not presented herein or delivered herewith. These documents are available without charge upon request from First Federal Capital Corp, Secretary, 605 State Street, La Crosse, Wisconsin 54601, telephone (608) 784-8000.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses to be paid by First Federal Capital Corp in connection with the distribution of the securities being registered are as follows:

Securities and Exchange Commission filing fee	$4,750
Nasdaq National Market listing fee	$21,700
Accounting fees and expenses	$10,000
Legal fees and expenses	$20,000
Miscellaneous expenses	$10,000

Total	$66,450

Item 15. Indemnification of Directors and Officers.

Under the By-Laws of First Federal Capital Corp and the Wisconsin Business Corporation Law, directors and officers of First Federal Capital Corp are entitled to mandatory indemnification from First Federal Capital Corp against certain liabilities and expenses (a) to the extent such officers or directors are successful in the defense of a proceeding, and (b) in proceedings in which the director or officer is not successful in the defense thereof, unless it is determined the director or officer breached or failed to perform such person’s duties to First Federal Capital Corp and such breach or failure constituted: (i) a willful failure to deal fairly with First Federal Capital Corp or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. The Wisconsin law specifically states that it is the public policy of Wisconsin to require or permit indemnification, allowance of expenses and insurance in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above.

Directors’ and Officers’ Liability Insurance

The Bank presently maintains a policy of directors’ and officers’ liability insurance.

Item 16. Exhibits and Financial Statement Schedules.

a. Exhibits. The following exhibits are filed as part of this registration statement:

Exhibit No.	Description

4.1	Form of Registration Rights Agreement
5.1	Opinion of Michael Best & Friedrich LLP
23.1	Consent of Michael Best & Friedrich LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24.1	Power of Attorney (included on Page II-4)

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, First Federal Capital Corp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Crosse, State of Wisconsin, on November 10, 2003.

FIRST FEDERAL CAPITAL CORP

By:	/s/ Jack C. Rusch
Jack C. Rusch
President and Chief Executive Officer

POWER OF ATTORNEY

     We, the undersigned directors and officers of First Federal Capital Corp, do hereby severally constitute and appoint Jack C. Rusch and Bradford T. Price and each of them singly, our true and lawful attorneys and agents, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said persons, or either of them, may deem necessary or advisable to enable First Federal Capital Corp to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the offering contemplated by this Registration Statement on Form S-3, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below and any and all amendments, including post-effective amendments to this registration statement and any Rule 462(b) Registration Statement or amendments thereto; and we hereby ratify and confirm all that said persons, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jack C. Rusch Jack C. Rusch	Director, President and Chief Executive Officer	November 10, 2003

/s/ Michael W. Dosland Michael W. Dosland	Senior Vice President and Chief Financial Officer	November 10, 2003

/s/ Kenneth C. Osowski Kenneth C. Osowski	Vice President and Controller	November 10, 2003

/s/ David W. Kruger David W. Kruger	Director	November 10, 2003

/s/ John F. Leinfelder John F. Leinfelder	Director	November 10, 2003

/s/ Richard T. Lommen Richard T. Lommen	Director	November 10, 2003

/s/ Patrick J. Luby Patrick J. Luby	Director	November 10, 2003

/s/ David C. Mebane David C. Mebane	Director	November 10, 2003

/s/ Phillip J. Quillin Phillip J. Quillin	Director	November 10, 2003

/s/ Thomas W. Schini Thomas W. Schini	Director; Chairman of the Board	November 10, 2003

/s/ Edwin J. Zagzebski Edwin J. Zagzebski	Director	November 10, 2003

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Registration Rights Agreement
5.1	Opinion of Michael Best & Friedrich LLP
23.1	Consent of Michael Best & Friedrich LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24.1	Power of Attorney (included on Page II-4)